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                                                                    EXHIBIT 10.7

                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                                  AND RELEASE


     This Assignment and Assumption Agreement and Release (this "Agreement") is made as of October 2, 1998 by and among CAIS, Inc., a Virginia corporation, (the "Assignor"), CGX Communications, Inc., a Delaware corporation ("Assignee"), and Evans K. Anderson ("Employee").

                                   RECITALS:
                                   --------

     1. Assignor is party to a certain employment agreement (the "Employment Agreement") dated as of June 3, 1997 between Assignor and Employee.

     2. Pursuant to the Employment Agreement, Assignor granted to Employee certain options to purchase limited partnership interests in CAIS Limited Partnership and Cleartel Communications Limited Partnership (the "Partnerships"), or, in the event that the Partnerships are merged into Assignee, options to purchase shares of Assignee (the "Options"). In addition, Assignor separately agreed to grant Employee a limited partnership interest in CAIS Limited Partnership.

     3. Simultaneously herewith, Assignor and Assignee are consummating certain transactions whereby Assignor will become a wholly owned subsidiary of Assignee (the "Restructuring").

     4. In connection with the Restructuring, Assignor desires to assign all of their rights and obligations under the Employment Agreement to Assignee, and Assignee desires to assume all of Assignor's rights and obligations under the Employment Agreement, subject to and in accordance with the terms and conditions set forth in this Agreement.

     6. Employee desires to release Assignor from its performance under the Options, and to release Assignor and CAIS Limited Partnership from any obligation to grant Employee a limited partnership interest in CAIS Limited Partnership, subject to his receipt of new options from Assignee and further subject to and in accordance with the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

     1. Assignor hereby assigns all of their rights and obligations under the Employment Agreement to Assignee, and Assignee hereby accepts such assignment and agrees to perform each and every obligation and covenant of Assignor related to the Employment Agreement.
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     2.   Assignee hereby grants to Employee new options to purchase 301,420 shares of the common stock, par value $.01 per share, of Assignee for a purchase price of $1.1942 per share, which options shall be subject to all of the terms and conditions applicable to the Options set forth in Exhibit A to the Employment Agreement.

     3. Employee hereby releases and discharges Assignor and the Partnerships from any and all duties, liabilities, claims and performance under the Options, and relinquishes any further claim or entitlement to any additional equity interest in Assignor, Assignee and the Partnerships arising by virtue of the Employment Agreement or any other agreement, whether verbal or in writing, existing as of the date hereof between Employee and any of Assignor, Assignee or the Partnerships, except for the entitlement of the Employee to receive new options as provided in paragraphs 2 and 3 above.

     4. Employee hereby consents to the assignment of the Employment Contract from Assignor to Assignee.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE]
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                              ASSIGNORS:

                              CAIS, INC.


                              By: /s/ Ulysses G. Auger, II
                                  ------------------------
                              Ulysses G. Auger, II, President


                              ASSIGNEE:

                              CGX COMMUNICATIONS, INC.


                              By: /s/ Ulysses G. Auger, II
                                  ------------------------
                              Ulysses G. Auger, II, President



                              EMPLOYEE:


                              /s/ Evans K. Anderson
                              ---------------------
                              Evans K. Anderson